Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

November 22, 2011

To:	Centor, Inc.

As independent registered certified public accountants, we hereby consent to use in this Registration Statement on Form S-1/A, of our report dated, August 11, 2011 relating to the Audited financial statements of Centor, Inc. and to the reference to our Firm under the caption “Named Experts and Counsel” appearing in the Prospectus.

Madsen and Associates CPA’s

/s/Madsen and Associates CPA’s ____